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                                                                     Exhibit 2.3
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                          AGREEMENT AND PLAN OF MERGER

                       Dated as of ____________ ___, 2001

                                  by and among

                     MASTERCARD INTERNATIONAL INCORPORATED,

                             MASTERCARD INCORPORATED
                                       and

                           MASTERCARD MERGER SUB, INC.

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                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER ("AGREEMENT"), dated as of __________ __, 2001 is by and among MASTERCARD INTERNATIONAL INCORPORATED (the "MCI"), a nonstock corporation organized and existing under the Delaware General Corporation Law (the "DGCL"), MASTERCARD INCORPORATED ("MC PARENT"), a stock corporation organized and existing under the DGCL, and MASTERCARD MERGER SUB, INC. ("MERGER SUB"), a nonstock corporation organized and existing under the DGCL, that is a wholly-owned subsidiary of MC Parent.

                                    RECITALS

      The Boards of Directors of MCI, Merger Sub and MC Parent each has determined that it is advisable and in the best interests of their respective company, members and/or stockholders that upon the terms and subject to the conditions set forth in this Agreement, Merger Sub will merge with and into MCI (the "MERGER"), with MCI being the surviving entity of the Merger.

      For United States federal income tax purposes, the parties intend that the transactions contemplated by this Agreement and the related documents, including
(i) the effective transfer by the principal members, association members and travelers cheque members of MCI to MC Parent of the equity rights associated with their membership interests, in the form of a Class B membership interest in MCI, pursuant to the Merger, (ii) the Share Exchange (as defined in the Share Exchange and Integration Agreement by and among MC Parent, MCI and Europay International S.A. (the "INTEGRATION AGREEMENT") and (iii) the reallocations of shares of MC Parent Class A Stock and MC Parent Class B Stock among the shareholders of MC Parent, shall together constitute an integrated series of transactions consisting solely of transfers of property to MC Global in exchange for shares of MC Global Stock described in Section 351(a) of the Internal Revenue Code of 1986, as amended.

                                    AGREEMENT

      In consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

      Section 1.1. THE MERGER.

      (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in SECTION 1.2), Merger Sub shall be merged with and into MCI in accordance with the DGCL, whereupon the separate corporate existence of Merger Sub shall cease and MCI shall be the surviving company in the Merger (the "SURVIVING CORPORATION").

      (b) The Merger shall have the effects set forth in the DGCL. Accordingly, from and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities, liabilities and duties of MCI and Merger Sub.

      Section 1.2. EFFECTIVE TIME. The parties shall execute and file a Certificate of Merger or other appropriate documents in accordance with the DGCL, and shall make all other filings or recordings required with respect to the Merger under the DGCL. The Merger shall become effective at the time of


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acceptance for filing by the Secretary of State of the State of Delaware of the
Certificate of Merger (the "EFFECTIVE TIME").

      Section 1.3. CHARTER AND BYLAWS. The certificate of incorporation (the "CHARTER") and bylaws (the "BYLAWS") of the Surviving Corporation at the Effective Time shall be amended and restated to read substantially in the forms set forth in EXHIBIT A and EXHIBIT B hereto, respectively, until further amended in accordance with applicable Delaware law.

      Section 1.4. DIRECTORS. The persons set forth on EXHIBIT C shall be the Directors of the Surviving Corporation from and after the Effective Time and shall hold office until their respective successors are duly elected or appointed and qualified in the manner provided in the Charter and Bylaws of the Surviving Corporation, or as otherwise provided by law.

      Section 1.5. OFFICERS. The persons who immediately prior to the effective time of the Merger are the officers of MCI shall be the officers of the Surviving Corporation (each to hold the same office or offices) from and after the Effective Time and shall hold office until their respective successors are duly elected or appointed and qualified in the manner provided in the Charter and Bylaws of the Surviving Corporation, or as otherwise provided by law.

      Section 1.6. ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation determines that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of Merger Sub by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, then the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of Merger Sub, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of Merger Sub, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

      Section 1.7. MC PARENT CHARTER. It shall be a condition precedent to the consummation of the Merger that at the Effective Time of the Merger the certificate of incorporation of MC Parent (the "MC PARENT CHARTER") and bylaws of MC Parent (the "MC PARENT BYLAWS") shall be amended and restated to read substantially in the forms set forth in EXHIBIT D and EXHIBIT E hereto, respectively.

                                   ARTICLE II

                              EFFECTS OF THE MERGER


      Section 2.1. EFFECT ON MEMBERSHIP.

      (a) CONVERSION OF MCI MEMBERSHIP INTERESTS. At the Effective Time, each of the issued and outstanding principal, association and travelers cheque membership interests in MCI shall be converted by virtue of the Merger, automatically and without any action on the part of the holders thereof, into a Class A Membership Interest in MCI and a number of fully paid and nonassessable shares of MC Parent class A common stock, $.01 par value per share (the "MC PARENT CLASS A STOCK"), and fully paid and nonassessable shares of MC Parent class B common stock, $.01 par value per share ("MC PARENT CLASS B STOCK"), equal to 0.046527 shares of MC Parent Class A Stock and 0.0088623 shares of MC Parent Class B Stock for each vote held by such member according to the current MCI global proxy formula as of September 30, 2000, for which the total votes were 1,294,660,941; and immediately thereafter, and as


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an integral part of the integrated series of transactions contemplated by this
Agreement and the Integration Agreement, the shares of MC Parent Class A Stock and MC Parent Class B Stock shall be reallocated in accordance with Section 1.2(b) of the Integration Agreement, and the MC Parent Class B Stock to be delivered to the Shareholders of Europe (as defined in the Integration Agreement) shall be held by such shareholders through the Trust referred to in
Section 1.2(b) of the Integration Agreement.

      (b) CONVERSION OF MC PARENT MEMBERSHIP INTERESTS. At the Effective Time, MC Parent's membership in Merger Sub shall be converted by virtue of the Merger, automatically and without any action on the part of the holder thereof, into one MCI Class B membership.

                                  ARTICLE III

                                  MISCELLANEOUS

      Section 3.1. TERMINATION. This Agreement may be terminated and abandoned by action of the Board of Directors of each of MCI, Merger Sub and MC Parent at any time prior to the Effective Time, whether before or after approval by the members of MCI, the members of Merger Sub and the stockholders of MC Parent, to the extent shares of stock have been issued.

      Section 3.2. APPROVAL. The respective obligation of each party to effect the Merger is subject to approval by at least a majority of the votes cast at a meeting of the members of MCI at which a quorum is present. The requisite approval of the member of Merger Sub has been obtained.

      Section 3.3. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

            (a) if to MCI, Merger Sub or MC Parent:

                MasterCard International Incorporated
                2000 Purchase Street
                Purchase, New York  10577-2509
                Fax:  (914) 249-4262
                Attn:  General Counsel

                with a copy to:

                Clifford Chance Rogers & Wells LLP
                200 Park Avenue
                New York, New York  10166
                Fax:  (212) 878-8375
                Attn:  Kathleen L. Werner

      Section 3.4. AMENDMENTS. The Boards of Directors of each of MCI, Merger Sub and MC Parent may amend this Agreement at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of the Agreement by the members of Merger Sub, the members of MCI and the shareholders of MC Parent, to the extent shares of stock have been issued, shall not: (1) alter or change the amount or kind of memberships, shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the memberships of any class or series thereof of any of Merger Sub, MCI or


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MC Parent, (2) materially alter or change any term of the Charter to be effected by the Merger or (3) alter or change any of the terms and conditions of this Agreement, in each case if such alteration or change would adversely affect the holders of any memberships of either Merger Sub or MCI or any shareholder of MC Parent.

      Section 3.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Agreement.

      Section 3.6. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the other agreements entered into in connection with the transactions (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) are not intended to confer upon any person other than the parties hereto any rights or remedies.

      Section 3.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  [Remainder of page intentionally left blank]


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      IN WITNESS WHEREOF, each of MCI, Merger Sub and MC Parent has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the day and year first above written.

                                        MASTERCARD INTERNATIONAL INCORPORATED

                                        By:
                                           -------------------------------------
                                            Name:
                                            Title:


                                        MASTERCARD INCORPORATED

                                        By:
                                           -------------------------------------
                                            Name:
                                            Title:


                                        MASTERCARD MERGER SUB, INC.

                                        By:
                                           -------------------------------------
                                            Name:
                                            Title:


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                                    EXHIBIT A

       FORM OF CERTIFICATE OF INCORPORATION FOR THE SURVIVING CORPORATION


                                       A-1

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                                    EXHIBIT B

                  FORM OF BYLAWS FOR THE SURVIVING CORPORATION


                                       B-1

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                                    EXHIBIT C

                                    DIRECTORS


                                       C-1

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                                    EXHIBIT D

                FORM OF CERTIFICATE OF INCORPORATION OF MC PARENT


                                       D-1
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                                    EXHIBIT E

                           FORM OF BYLAWS OF MC PARENT


                                       E-1
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                                TABLE OF CONTENTS

                                                                                                              PAGE
ARTICLE I             THE MERGER.................................................................................1

         Section 1.1.      The Merger............................................................................1

         Section 1.2.      Effective Time........................................................................1

         Section 1.3.      Charter and Bylaws....................................................................1

         Section 1.4.      Directors.............................................................................1

         Section 1.5.      Officers..............................................................................2

         Section 1.6.      Additional Actions....................................................................2

         Section 1.7.      MC Parent Charter.....................................................................2

ARTICLE II            EFFECTS OF THE MERGER......................................................................2

         Section 2.1.      Effect on Membership..................................................................2

ARTICLE III           MISCELLANEOUS..............................................................................3

         Section 3.1.      Termination...........................................................................3

         Section 3.2.      Approval..............................................................................3

         Section 3.3.      Notices...............................................................................3

         Section 3.4.      Amendments............................................................................3

         Section 3.5.      Counterparts..........................................................................3

         Section 3.6.      Entire Agreement; No Third-Party Beneficiaries........................................4

         Section 3.7.      Governing Law.........................................................................4

Exhibit A     Form of Certificate of Incorporation for the Surviving Corporation

Exhibit B     Form of Bylaws for the Surviving Corporation

Exhibit C     Directors

Exhibit D     Form of Certificate of Incorporation of MC Parent

Exhibit E     Form of Bylaws of MC Parent


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